UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 3, 2008 (January 2, 2008)

DECORATOR INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	1-7753	25-1001433
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10011 Pines Boulevard, Suite #201, Pembroke Pines, Florida 33024

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (954) 436-8909

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Decorator Industries, Inc. (the “Company”) has appointed William Johnson, age 47, as Chief Executive Officer of the Company, effective January 2, 2008. Mr. Johnson had served as Controller of the Company since 1997 and as Executive Vice President of the Company since February 2007 until his appointment as President in August 2007.  Mr. Johnson continues to retain the title of President.

Mr. Johnson’s salary will be increased to $260,000 per annum, effective immediately, in addition to increased coverage on a long-term disability policy. Mr. Johnson’s previous salary as President was $225,000. Mr. Johnson also received 25,000 stock options on December 19, 2007.

Effective January 2, 2008, former Chief Executive Officer, William Bassett, age 71, has retired and commenced a five year term as Consultant to the Company, pursuant to his Employment Agreement of August 2, 1994, as amended through May 25, 2004. Mr. Bassett will remain with the Company as Chairman of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DECORATOR INDUSTRIES, INC.
(Registrant)

Date: January 3, 2008	By:	/s/ Michael K. Solomon
Michael K. Solomon
Vice President